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                                                                EXHIBIT 10.10

         SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Settlement Agreement and General Release of All Claims (hereinafter "Agreement") is made and entered into by and between: Jerry Baker and his heirs, administrators, agents, representatives, executors, successors and assigns (hereinafter collectively referred to as "Baker"); and Oracle Corporation and Network Computer, Inc., and each of their current and former officers, administrators, agents, representatives, shareholders, directors, employees, executors, successors, assigns, subsidiaries, parent companies, predecessor or successor companies, or any other individuals or entities related thereto or potentially liable with respect to Baker's claims (hereinafter collectively referred to as "the Companies").

1. Baker's position as President and CEO of Network Computer, Inc. and his employment ended February 13, 1998.

2. Potential disputes may arise between the Companies and Baker relating to Baker's employment relationship with the Companies, the changes in his employment status, Baker's compensation, the termination of the employment relationship between him and the Companies and the circumstances attendant thereto.

3. Baker and the Companies desire now to settle completely and for all time any and all disputes or differences between them regarding any matter which arose from or were related to Baker's employment relationship with the Companies, the changes in his employment status, Baker's compensation, the termination of the employment relationship between him and the Companies and the circumstances attendant thereto.

4. Therefore, in consideration of the following covenants and promises and for other valuable consideration, this Agreement is entered into by the undersigned parties.

5. This Agreement, and compliance with this Agreement, shall not be construed as an admission of liability on the part of either party. Such liability being expressly denied, the parties' intent in this Agreement is to avoid litigation. Baker hereby represents that he has neither filed nor caused to be filed any pending charges, suits, claims, grievances or other action (hereinafter referred to as "claims") which in any way arise from or relate to his employment relationship with the Companies, the changes in his employment status, Baker's compensation, the termination of the employment relationship or any other conduct of the Companies occurring prior to the execution of this Agreement. Notwithstanding the above, Baker agrees that he shall dismiss any claims which have been filed.

6. Baker agrees not to file, pursue or cooperate in the filing or pursuit by anyone else of any claims which are against or involve the Companies and which in any way arise from or relate to Baker's employment relationship with the Companies, the changes in his employment status, Baker's compensation, the termination of the employment relationship between him and the Companies or any other conduct of the Companies occurring prior to the execution of

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    this Agreement. Baker agrees that should he learn of any such claims being pursued on his behalf, he will use his best efforts to cause such claims to be withdrawn, dismissed or otherwise terminated with prejudice.

7. Seven days following Baker's execution of this Agreement, the Companies shall transmit to Baker a gross lump sum severance payment of $180,000.00 (six months' base salary) less ordinary payroll deductions including state, federal and local tax and less compensation received by Baker for the period February 16, 1998 through February 27, 1998. In addition, Baker shall receive payment for all vacation accrued during his employment at Network Computer, Inc. Baker agrees that the foregoing severance payment constitutes full, complete and final settlement of any and all Baker's claims, including but not limited to any claims arising under the Age Discrimination in Employment Act of 1967 as amended, actual or potential, known or unknown, which in any way arise from or are related to Baker's employment relationship with the Companies, the changes in his employment status, Baker's compensation, the termination of the employment relationship between him and the Companies or any other conduct of the Companies occurring prior to the execution of this Agreement.

8. Baker agrees and acknowledges that as of February 13, 1998, all unvested stock options granted to him under all Oracle Corporation incentive stock options and nonqualified stock option grants, including but not limited to Oracle Stock Option Grant Nos. 002645, 002646, 002913, 004417 and all unvested stock options granted to Baker under the Network Computer, Inc. 1996 Stock Option Plan will cease to continue to vest in accordance with the terms of the applicable stock option plans and the underlying agreements. All Oracle Corporation and Network Computer, Inc. stock options not vested as of February 13, 1998 are canceled. Baker shall have the right to exercise vested Oracle Corporation and Network Computer, Inc. options at any time up to and including three months after his February 13, 1998 termination of employment, but not later than the stock option expiration date.

9. Baker's insurance coverage for medical and dental care benefits provided under Network Computer, Inc.'s employee insurance plans ended February
    13, 1998 unless Baker elects COBRA coverage within sixty days of February 13, 1998. If Baker elects COBRA, Baker will receive Network Computer, Inc.-sponsored COBRA coverage for six months, through August 13, 1998. Beginning on August 14, 1998, Baker will have the opportunity, under the terms and conditions of COBRA, to continue medical insurance at his own expense.

10. Baker acknowledges his continuing obligations to the Companies with respect to the Proprietary Information Agreements he signed with the Companies. Baker agrees to continue abiding by the terms and conditions of the Companies' Proprietary Information Agreements. Baker agrees to cooperate with the Companies to effectuate the management transition and agrees to respond to reasonable requests for related information.

11. Baker voluntarily waives the provision of Section 1542 of the California Civil Code, and any other statute or common law doctrine of like effect, which provides:

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          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    Baker warrants that he has read and understands the aforesaid Section 1542 and he has had the opportunity to consult with and be advised by counsel regarding its meaning and effect and he voluntarily waives its provisions and those of any other statute or common law doctrine of like effect.

12. Having so waived the provisions of Section 1542 and those of any other statute or common law doctrine of like effect, Baker releases the Companies from any and all claims of any kind, whether known or unknown, actual or potential, which he now has or may have at any time which in any way arose from or relate to Baker's employment relationship with the Companies, the changes in his employment status, Baker's compensation, the termination of the employment relationship between the Companies and Baker and any other conduct of the Companies occurring prior to the execution of this Agreement.

13. Baker warrants that he has not assigned, transferred nor purported to assign or transfer any claim against the Companies that arose prior to the execution of this Agreement and that he will not assign or transfer or purport to assign or transfer hereafter any such claim.

14. Baker warrants that he is hereby advised to and has had the opportunity to be represented by legal counsel regarding his claims, other potential claims, and this Agreement. Baker freely and voluntarily entered into this Agreement.

15. Each party shall pay its own attorneys' fees, if any, incurred in connection with the negotiation and drafting of this Agreement. Each party shall release and forever hold the other harmless from any liability to their attorneys for payment of such fees pursuant to any agreement or understanding between each party and their attorneys.

16. The parties warrant that in agreeing to the terms of this Agreement, they have not relied in any way upon any representations or statements of the other party regarding the subject matter hereof or the basis or effect of this Agreement other than those representations or statements contained herein.

17. This Agreement shall be governed by the laws of California.

18. Any legal action or legal proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. The parties agree to submit to the jurisdiction of and agree that venue is proper in the aforesaid courts in any such action or proceeding.

19. If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, the remaining part shall not be affected thereby, and the illegal, unenforceable or invalid parts shall be deemed not to be a part of this Agreement.

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20. This Agreement may be changed only by an agreement in writing signed by
    Baker and the Companies.

21. In the event that legal proceedings are initiated for the purpose of enforcing the terms of this Agreement, the prevailing party in any such proceeding shall be entitled to an award of reasonable attorneys' fees and costs incurred in bringing or defending such action. It is further agreed that the prevailing party shall be entitled to an award of reasonable attorneys' fees and costs incurred in collecting any judgement which results from any proceeding brought to enforce the terms of this Agreement.

22. The offer to Baker set forth in the Agreement remains open for twenty-one days, during which time he may review and consider this Agreement. Should Baker sign and return the Agreement in less than twenty-one days, Baker agrees that he does so voluntarily. Further Baker has until seven days following Baker's execution of this Agreement to revoke it, in which case its terms shall be ineffective and unenforceable. Revocation can be made by delivering a written notice of revocation to:

                                    Juana M. Schurman, Associate General Counsel
                                    Oracle Corporation
                                    500 Oracle Parkway, M/S 5op7
                                    Redwood Shores, CA 94065



       /s/ Jerry Baker                              /s/ Juana M. Schurman
----------------------------------          -----------------------------------
Jerry Baker                                 Oracle Corporation

                                            By:  Juana M. Schurman
                                                 ------------------------------

                                            Title:  Associate General Counsel
                                                    ---------------------------

Dated: 3/6/98                               Dated:  3/11/98
       ----------------------------                 ---------------------------




                                            -----------------------------------
                                            Network Computer, Inc.

                                            By:  /s/ David Boux
                                                 ------------------------------
                                                 David Boux

                                            Title:  CEO
                                                    ---------------------------

                                            Dated:  3/16/98
                                                    ---------------------------

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